Equitable Financial Life Insurance Company Equitable Financial Life Insurance Company of America Mailing address: PO Box 1047, Charlotte NC 28201-1047 Term Policy/Rider Conversion or Purchase Option Application General Information—Insured Not for use if Conversion requires Underwriting: an increase in face amount, change in rating or addition of new rider(s). 1. Name (First, Middle, Last) 7. Gender ☐Male ☐Female 8. Are you currently disabled? 9. Do you have any life insurance/annuities currently in force, including any policy that has been sold, ☐Yes ☐No settled or assigned to or with a settlement or viatical company or any other person or entity? ☐Yes ☐No 10. Will the coverage applied for replace, change or affect any existing policy(ies) or contract(s)? ☐Yes ☐No List the details below for any “Yes” answer to questions 9 and/or 10 (Type: P=Personal, B=Business, G=Group, A=Annuity) Company Name Face Amount (Face amount plus riders) Policy or Contract Number Year Issued Replaced, Changed or Affected 1035 Exch. Type Y N Y N Y N Y N Y N Y N Current Owner General Information for Current Owner (if other than Insured) 11. Current Owner Name (First, Middle, Last, or Trust, Entity/Business Name) 12. P rimary Address ☐Yes ☐No 18. Joint Current Owner Name (First, Middle, Last, or Trust, Entity/Business Name) 19. P rimary Address

☐ Yes ☐ No For additional Joint Owners provide all required information (answers to questions 11—17) in the Remarks section. X04475_ICC Page 1 of 7 ICC20-TCONV-App Current Owner (continued) Authorized Person (Authorized for signing the application and opening the account on behalf of a business/entity.) 25. N ame (First, Middle, Last) Title 26. P rimary Address City State Exp. Date (mm/dd/yyyy) 32. Beneficiary Information If no contingent beneficiary is named, the contingent beneficiary will be: (1) the Proposed Insured’s surviving children, if any, in equal shares; or (2) if the Proposed Insured has no surviving children, the contingent beneficiary will be the Proposed Insured’s estate. If percentage shares are left blank, the shares will be deemed equal. If beneficiary is a Trust other than the Proposed Owner, include full name and date of Trust. Total percentage must equal 100% for each category of beneficiary and be in whole numbers. Please use the Remarks section if you need to include additional beneficiaries in either category. (P = Primary, C = Contingent) For additional Beneficiary information provide all required information in the Remarks section.

33. Conversion Type Please select all that apply for each policy being converted. Original Policy Number Please select all that apply for each policy being converted. Additional Policy Number ☐Full Conversion (Entire amount of Term policy being converted) ☐Partial Term Conversion ☐If allowed, balance of term coverage remaining after conversion to be continued with premium payments corresponding to remaining coverage only if the term coverage remaining meets minimum requirements. Term Coverage to continue $ ☐Term coverage remaining after conversion to be discontinued. ☐Term Rider Conversion ☐Term Dividend Conversion ☐Children’s Term Insurance Conversion ☐I do not currently use tobacco or nicotine products and have not used in the last 12 months. ☐I currently use tobacco or nicotine products or have used in the last 12 months ☐Full Conversion (Entire amount of Term policy being converted) ☐Partial Term Conversion ☐If allowed, balance of term coverage remaining after conversion to be continued with premium payments corresponding to remaining coverage only if the term coverage remaining meets minimum requirements. Term Coverage to continue $ ☐Term coverage remaining after conversion to be discontinued. ☐Term Rider Conversion ☐Term Dividend Conversion ☐Children’s Term Insurance Conversion ☐I do not currently use tobacco or nicotine products and have not used in the last 12 months. ☐I currently use tobacco or nicotine products or have used in the last 12 months 33. Conversion Type (continued) ☐Option to Purchase Additional Insurance (Purchase Option) Option date used (mm/dd/yyyy) ☐I do not currently use tobacco or nicotine products and have not used in the last 12 months. ☐I currently use tobacco or nicotine products or have used in the last 12 months. Check appropriate box and/or provide information as Requested. ☐Scheduled Purchase Option or ☐Advanced Privilege/Option B or C (at time other than the scheduled Option date) (Complete only if the Advanced Privilege/Option B or C box is checked) ☐Marriage Date (mm/dd/yyyy) Name of Spouse ☐Option to Purchase Additional Insurance (Purchase Option) Option date used (mm/dd/yyyy) ☐I do not currently use tobacco or nicotine products and have not used in the last 12 months. ☐I currently use tobacco or nicotine products or have used in the last 12 months. Check appropriate box and/or provide information as Requested. ☐Scheduled Purchase Option or ☐Advanced Privilege/Option B or C (at time other than the scheduled Option date) (Complete only if the Advanced Privilege/Option B or C box is checked) ☐Marriage Date (mm/dd/yyyy) Name of Spouse ☐ Birth or finalized legal adoption of child. Name of child Born (mm/dd/yyyy) ☐ Birth or finalized legal adoption of child. Name of child Born (mm/dd/yyyy) Date of finalized adoption (mm/dd/yyyy) Date of finalized adoption (mm/dd/yyyy) For additional Policies provide all required information in the Remarks section.

34. Unearned Premium/Dividend Option

Please select your option below:

Original Policy Number	Original Policy Number
☐ Unearned Premium – Apply to new contract ☐ Unearned Premium – Refund to Owner(s) ☐ Dividends – Apply to new contract ☐ Dividends – Refund to Owner(s) *except for Exchange Dividend* ☐ Other *If a conversion credit is applicable, any credit will be applied to the initial premium of the new contract. This credit is not available for refund to the Owner.*	☐ Unearned Premium – Apply to new contract ☐ Unearned Premium – Refund to Owner(s) ☐ Dividends – Apply to new contract ☐ Dividends – Refund to Owner(s) *except for Exchange Dividend* ☐ Other *If a conversion credit is applicable, any credit will be applied to the initial premium of the new contract. This credit is not available for refund to the Owner.*

Plan

35. B ackdate to save age ☐ Y ☐ N Maximum of 6 months (3 months in OH) prior to application date. *(Premiums for insurance coverage begin on the backdated Register Date. If bank draft is selected, multiple premiums may be deducted from your account.)*

36. Death Benefit Option ☐ Option A (Level) ☐ Option B (Face Amount and Policy Account Value) 37. Definition of Life Insurance Test ☐ Guideline Premium Test ☐ Cash Value Accumulation Test

(Please refer to the illustration for product specific details needed below.)

	IUL	VUL/Survivorship
38.	Product Name:	Product Name:
39	Face Amount $	Face Amount $
	STOP IUL Investment Supplement required	STOP VUL Investment Supplement required, T/C Survivorship Supplement for 2nd Insured/Investments required
40	**Optional Benefits/Riders** *(If present on original policy and eligible for conversion)* ☐ Disability Waiver/Monthly Deductions ☐ Children Term Insurance Amount $ ____________ STOP *(Complete CTIR Questionnaire)*	**Optional Benefits/Riders** *(If present on original policy and eligible for conversion)* ☐ Disability Waiver/Monthly Deductions ☐ Disability Waiver/Premiums ☐ Children Term Insurance Amount $ ____________ STOP *(Complete CTIR Questionnaire)*

Premium

41. P lanned Periodic Premium (PPP) $ ____________ 42. Initial Premium/1035 Exchange $ ____________

43. Premium Mode ☐ Annual ☐ Semi Annual ☐ *Quarterly ☐ *Monthly

44. Billing Method ☐ Direct ☐ Bank Draft ☐ Salary Allotment ☐ Single Pay (No Premium Billing will be sent) **Bank Draft availability*

Bank Draft Information – *(Please note more than 1 premium may be deducted from your account based on the Register date of the policy.)*

STOP *Please complete the System-matic Payment Plan form.*

☐ In lieu of Voided Check, use the first premium check to set up System-matic Payment Plan.

ICC20-TCONV-App Page 4 of 7

a. IUL/VUL/Survivorship Draft Day of the Month (available 1st – 28th) Depending on the due date chosen, an additional draft could occur when the policy is placed inforce to prevent lapse status. Salary Allotment Information b. Unit Name Unit # If Allotter is not Proposed Insured Name SSN/TIN/EIN 45. Will there be payment submitted with the application? ☐ Yes ☐ No (If “Yes” please note the acknowledgement wording below that applies – Limited Temporary Insurance Agreement.) Premium Checks ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO THE COMPANY CHECKED ON PAGE ONE. DO NOT MAKE A CHECK PAYABLE TO THE FINANCIAL PROFESSIONAL OR LEAVE THE PAYEE BLANK. Receipt: Received from $ . Payment received, including any Term Conversion credit or Unearned premium/dividends, must be at least the full initial premium required for the policy. The payment indicated above will be refunded (without interest) if any temporary insurance under this Agreement ends, other than because of death or because the policy has taken effect. Remarks Section/Additional Comments Question# Comments/Additional Information If you need additional space, please attach a separate sheet. Agreements/Acknowledgements/Authorizations The Owner(s) agree(s) that: (1) For Term Policy or Term Rider conversion, this Application and any new policy is contingent on the cancellation of coverage for the same amount under the term policy or term rider. (2) No insurance will be in effect under this request, or under any new policy issued by the Company checked on page 1, unless or until the policy has been delivered and accepted and the first full modal premium for the issued policy has been paid. (3) The respective period for incontestability or suicide exclusion will be the same as the remaining period on the term life insurance policy or the policy from which the term rider is to be converted, if any. (4) No financial professional has authority to modify this Agreement and/or waive any of our rights and/or requirements. The Company checked on page 1 shall not be bound by any information unless it is stated in this Application. (5) I (We) acknowledge receipt of the Living Benefits Brochure (Accelerated Death Benefit Rider Brochure), where applicable. (6) If applicable, I (we) as the trustee(s) represent(s) that the Trust named as Owner is allowed to purchase life insurance and securities under the Trust document. I (We) further represent that beneficial interests in the Trust are only for parties who are related closely by blood or law, and who have a substantial interest in the Insured engendered by love and affection, or those who have a lawful and substantial economic interest in the continued life of the Insured. (7) I (We) represent and certify to the Company checked on page 1 that none of the monies utilized to fund this policy derived directly or indirectly from illegal activities or sources and/or tax evasion.

Authorization if Bank Draft is Selected I (We) request and authorize my (our) Bank to charge monthly or quarterly my (our) checking account to pay premiums due under the policy(ies). It is understood that debits will be made automatically after the effective date determined by the Company checked on page 1 of the Application and/or any other affiliated companies, and if charges are overlooked or inadvertently not made, the Company checked on page 1 of the Application and/or any other affiliated companies may charge my (our) account at a later date provided the policy(ies) is (are) active. I (We) understand that the use of the Bank Draft Payment Plan does not change any policy provision. I (We) understand this authorization is to remain in full force and in effect, unless terminated. I (We) understand this Plan may be terminated by the depositor, the Owner or the Company checked on page 1 of the Application and/or any other affiliated companies upon 30 days written notice to the other parties or if any charge due is not paid or is reversed by the Bank. I (We) understand this Plan may be terminated upon closing of my account. I (We) understand if this Plan is terminated, premiums for regular or scheduled premium policies will be payable directly to the Company checked on page 1 of the Application. I (We) agree that this Plan may be terminated if any debit is not honored by the Bank or Depository for any reason. I (We) further agree that if any such charge is dishonored, whether with or without cause and whether intentionally or inadvertently, the Company checked on page 1 above Part 1 of the Application and/or any other affiliated companies shall be under no liability whatsoever, even if such dishonor results in the forfeiture of insurance. Limited Temporary Insurance Agreement If your client is electing to convert all, or part, of their term life insurance policy and plans to send payment for some, or all, of the anticipated permanent life insurance premium, please be aware of the following. 1. The funds will be handled by Equitable Financial Life Insurance Company and Equitable Financial Life Insurance Company of America, as an administrative convenience as part of the term conversion process. 2. Retaining these funds will not bind or commit Equitable to the payment of any additional death benefit coverage beyond the death benefit currently offered by the term policy. When converting a term contract into a permanent life insurance contract, only one contract exists at any one time. In the unfortunate and unexpected event there is a death of the insured, only one death claim will be paid either from the term policy being converted or from the newly issued permanent contract. Agreements/Acknowledgements/Authorizations (continued) 3. Equitable can only accept funds with our Term Conversion application where the transaction is: ● A dollar for dollar term conversions (often called Straight Conversions), or for An application where death benefit amount less than the amount of current term coverage is elected (often called Partial Conversion) for permanent coverage. This would also be effective if you are retaining the balance of the term policy as term coverage. 4. This is limited to term conversions up to $2,000,000 in death benefit amount where the election is for all or part of the current term coverage. This also would apply to all or part of any Term and Dividend Riders you may be converting, or any Options to Purchase Additional Insurance that you may hold. 5. Equitable will not be able to accept funds where there is any change that will require underwriting including, but not limited to, an increased death benefit or the addition of a rider that requires underwriting. This is handled by separate paperwork and requires full underwriting for the requested death benefit. 6. If during the term conversion process a change is made to the insurance as originally applied, additional paperwork might be required. Taxpayer Identification Number Certification Under the penalties of perjury, I (we) certify that (i) the number showing on this form is my (our) correct Taxpayer Identification Number (Social Security Number, Employer Identification Number or other Taxpayer Identification Number), and (ii) I (we) am (are) not subject to backup withholding because (A) I (we) am (are) exempt from backup withholding or (B) I (we) have not been notified by the Internal Revenue Service (IRS) that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or dividends or (C) the IRS has notified me (us) that I (we) am (are) no longer subject to backup withholding and (iii) I (we) am (are) a U.S. person (including a U.S. resident alien). Certification Instructions: You must cross out item (ii) above if you have been notified by the Internal Revenue Service that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return. The Internal revenue Service does not require your consent to any provisions of this document other than the certification required to avoid backup withholding State Fraud Disclosures FOR THE APPLICANT’S PROTECTION, THE LAWS OF CERTAIN STATES REQUIRE THIS NOTICE: ANY PERSON WHO KNOWINGLY PRESENTS A FALSE STATEMENT IN AN APPLICATION FOR INSURANCE MAY BE GUILTY OF A CRIMINAL OFFENSE AND SUBJECT TO PENALTIES UNDER STATE LAW. Acknowledgements I (We) have a right to ask for and receive copies of this Authorization/Agreement Signature Form and all other authorizations signed by me (us). I (We) agree that reproduced copies will be as valid as the original.

PLEASE INDICATE YOU HAVE REVIEWED THE APPLICATION AND QUESTIONNAIRES AS THEY HAVE BEEN COMPLETED BY CHECKING THE APPROPRIATE BOX(ES) BELOW. FAILURE TO CHECK THE APPROPRIATE BOX(ES) WILL REQUIRE YOU TO SIGN AN APPLICATION AMENDMENT. ☐ Term Policy/Rider Conversion or Purchase Option Application Supplements ☐ IUL Investment Options Supplement ☐ VUL Investment Options Supplement ☐ Term Policy/Rider Conversion Survivorship Supplement Section C – Additional Questionnaire ☐CTIR Questionnaire Agreements/Acknowledgements/Authorizations (continued) Signatures I (We), the undersigned agree that the statements and answers in all parts of the Application and any application questionnaires checked above are true and complete to the best of my (our) knowledge and belief. Further, I (we) understand that I am (we are) agreeing to all the terms and conditions of this application, including, but not limited to, the Authorization/Agreement Signature. X Signature of Proposed Owner or Applicant Signed in City, State, Date (mm/dd/yyyy) (If corporation, print firm’s name, signature and title of authorized officer.) (If Trust, signature of trustee and title.) X Signature of Proposed Joint Owner Signed in City, State, Date (mm/dd/yyyy) (If corporation, print firm’s name, signature and title of authorized officer.) (If Trust, signature of trustee and title.) Financial Professional to Complete This Section Will any existing insurance be replaced, changed or affected (or has it been) assuming the insurance applied for will be issued? ☐Yes ☐No If ‘‘Yes,’’ is the information provided on the Other Insurance section of the core application complete and accurate for all Proposed Insured(s)? ☐Yes ☐No If ‘‘No’’, please provide details I certify that I have asked and recorded completely and accurately the answers to all questions on the fully completed Application Part 1 and know of nothing affecting the risk that has not been recorded herein. ☐ I have witnessed the signature required on the fully completed Part 1. ☐ I have not witnessed the signature required on the fully completed Part 1. Please provide explanation: Certification for VUL Policies only—Based on the information furnished by the Proposed Owner in this and any other part of the application(s), I certify that I have reasonable grounds for believing the purchase of the policy applied for is suitable for the Applicant or the Owner. I further certify the current prospectuses were delivered and that no written sales materials other than those furnished by the Company checked on Page 1 were used. Financial Professional Signature – Required for All Applications X Signature of Licensed Professional/Insurance Broker Dated on (mm/dd/yyyy) Print Financial Professional’s Name: License #: